Exhibit 99.1

News Release

Contact:	Investors and Analysts: Karin Demler, CCA at (615) 263-3005
Financial Media: David Gutierrez, Dresner Corporate Services at (312) 780-7204

CCA TO ISSUE 13.88 MILLION SHARES IN CONNECTION WITH

SPECIAL DIVIDEND

•    UPDATES GUIDANCE TO INCLUDE NEW SHARES TO BE ISSUED

NASHVILLE, TN – May 16, 2013 — CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), today announced that it will issue approximately 13.88 million new shares of its common stock in connection with the payment of the Company’s previously announced special dividend. The shares to be issued represent 80% of the total value of the $675 million special dividend. The number of shares to be issued was determined based upon the average closing price on the three trading days following May 9, 2013, or $38.90 per share. The remaining 20%, or $135 million of the special dividend, will be paid in cash. As the aggregate amount of cash elected by stockholders exceeded the 20% maximum established, the available cash will be prorated among those stockholders based on their elections. All stockholders will also receive cash in lieu of fractional shares, if any. The special dividend is payable on May 20, 2013 to stockholders of record as of the close of business on April 19, 2013. Following payment of the special dividend, the Company will have approximately 115.2 million shares of its common stock outstanding. The special dividend is the final step necessary to complete the Company’s conversion to a real estate investment trust (REIT) effective as of January 1, 2013.

Updated Guidance

On May 8, 2013, CCA issued guidance, which was calculated without including any adjustment for the additional shares that would be issued in connection with the special dividend. Therefore, the Company is providing the following updated guidance incorporating the impact of the additional shares to be issued:

Second Quarter 2013

•	Adjusted Diluted EPS of $0.49 to $0.50

•	Normalized Funds From Operations per diluted share of $0.66 to $0.68

•	Adjusted Funds From Operations per diluted share of $0.65 to $0.66

•	Assumes 109.1 million weighted average shares outstanding for the second quarter of 2013

Full Year 2013

•	Adjusted Diluted EPS of $1.91 to $1.98

•	Normalized Funds From Operations per diluted share of $2.60 to $2.67

-more-

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

CCA to Issue 13.88 Million Shares in Connection with Special Dividend

•	Adjusted Funds From Operations per diluted share of $2.53 to $2.65

•	Assumes 111.5 million weighted average shares outstanding for the full-year of 2013

No other adjustments have been made to guidance. The guidance excludes REIT conversion costs, debt refinancing costs, and the reversal of certain net deferred tax liabilities associated with the REIT conversion.

Calculation of FFO and AFFO Per Share Guidance

	For the Quarter Ending June 30, 2013		For the Year Ending December 31, 2013
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Adjusted net income	$53,000	$54,000	$213,000	$221,000
Depreciation on real estate assets	19,000	20,000	77,000	77,000

Funds From Operations	$72,000	$74,000	$290,000	$298,000
Other non-cash expenses	4,300	4,400	17,000	17,000
Maintenance capital expenditures on real estate assets	(5,250)	(6,250)	(25,000)	(20,000)

Adjusted Funds From Operations	$71,050	$72,150	$282,000	$295,000

Funds From Operations Per Diluted Share	$0.66	$0.68	$2.60	$2.67

Adjusted Funds From Operations Per Diluted Share	$0.65	$0.66	$2.53	$2.65

FFO and AFFO are widely accepted non-GAAP supplemental measures of REIT performance following the standards established by the National Association of Real Estate Investment Trusts (NAREIT). CCA believes that FFO and AFFO are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s correctional facilities, management believes that assessing performance of the Company’s correctional facilities without the impact of depreciation or amortization is useful. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO normalized recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and

CCA to Issue 13.88 Million Shares in Connection with Special Dividend budgetary conditions. Other companies may calculate FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

About CCA

CCA is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States, behind only the federal government and three states. We operate 67 facilities, including 51 facilities that we own or control, with a total design capacity of approximately 92,500 beds in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing inmate residential services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment.

Forward-Looking Statements

This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) our ability to meet and maintain REIT qualification tests; (ii) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy and overall utilization; (iii) the availability of debt and equity financing on terms that are favorable to us; (iv) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (v) our ability to obtain and maintain correctional facility management contracts, including as a result of sufficient governmental appropriations and as a result of inmate disturbances; (vi) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (vii) changes in government policy and in legislation and regulation of the corrections and detention industry, which may adversely affect our business, including the impact of the Budget Control Act of 2011 on federal corrections budgets, California’s utilization of out of state private correctional capacity, and the impact of any changes to immigration reform laws; and (viii) increases in costs to construct or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs.